Exhibit 10.34
U.S. TRANSITION SERVICES AGREEMENT
     This U.S. TRANSITION SERVICES AGREEMENT, dated as of [•], 2010 (this “Agreement”), is made between P1 Sub, LLC, a North Carolina limited liability company (the “Company”), and Culligan International Company, a Delaware corporation (the “Provider”). Capitalized terms used in this Agreement without definition have the meanings set forth in the Purchase Agreement (as defined below).
     A. The Company, the Provider, Primo Water Corporation, P2 Sub, LLC, Culligan Store Solutions, LLC and Culligan of Canada, Ltd. have entered into an Asset Purchase Agreement, dated as of June 1, 2010 (the “Purchase Agreement”).
     B. It is a condition to the Closing under the Purchase Agreement that this Agreement be executed by the parties and delivered to the Company on the Closing Date.
     Now, therefore, the parties hereto agree as follows:
     1. Services.
     (a) The Provider, through its employees, agents, franchisees, contractors or independent third parties, shall provide or cause to be provided to the Company those services set forth on Schedule A hereto (each, a “Service” and collectively, the “Services”). At all times during the performance of the Services, all persons performing Services (including any agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Company and not as employees of the Company on account of such Services. The Provider shall not be required to perform a Service if the provision of such Service by the Provider would conflict with or violate applicable law, any material contract or agreement to which the Provider is a party or the rights of any third party with respect thereto.
     (b) Service Coordinators. The Provider and the Company shall each nominate a representative to act as the primary contact persons with respect to the performance of the Services (the “Service Coordinators”). The initial Service Coordinators will be [•] for the Provider and [•] for the Company. Unless the Provider and the Company otherwise agree, all communications relating to this Agreement or the Services will be directed to the Service Coordinators.
     (c) Standard of Performance. The Provider shall use reasonable, good faith efforts, diligence and care and shall use commercially reasonable efforts to cause the Services to be provided by persons of suitable training and skill in providing the Services at substantially the same level and quality as was the practice of the Provider in the operation of its business immediately prior to the Closing. In the absence of gross negligence, recklessness, willful misconduct, willful breach of contract or willful violation of law on the part of the Provider, the Provider shall have no liability in providing Services for any injury, loss or damage of any nature whatsoever. The Company acknowledges that (i) certain Services may be provided by agents, franchisees, licensees, contractors or other third parties who are selected by, but not employees of, the Provider (each, a “Third Party Subprovider”), and (ii) the Provider’s liability with respect to any action or inaction by any such Third Party Subprovider shall be limited to the Provider’s and the Third Party Subproviders’ gross negligence, recklessness, willful misconduct, willful breach of contract or willful violation of law. To the extent Provider engages a Third Party Subprovider to provide the Services, Provider shall use commercially reasonable efforts to ensure that the Services performed by such Third Party Subprovider are at substantially the same level and quality as was the practice of the Provider in the operation of its business immediately prior to the Closing.

     (d) Records. The Provider shall maintain true and correct records of all receipts, invoices, reports and other documents relating to the Services in accordance with its past practices and procedures. Without limiting the generality of the foregoing, the Provider’s accounting records shall be maintained in sufficient detail to enable the Company to verify the accuracy and appropriateness of the charges for the Services. The Company shall have the right to inspect and (at its expense) copy such records during the Provider’s regular office hours; provided that the Company shall give the Provider reasonable prior notice of any such inspection or copying request.
     (e) Independent Contractor. For all purposes hereof, the Provider shall at all times act as an independent contractor and shall have no authority to represent the Company in any way or otherwise be deemed a partner, employee, representative, joint venturer or fiduciary of the Company. Neither the Company nor the Provider shall declare or represent to any third party that the Provider has any power or authority to negotiate or conclude any agreement, or to make any representation or to give any undertaking on behalf of the Company in any way whatsoever.
     (f) Cooperation. Without limiting or expanding any other provision of this Agreement, the parties hereto shall use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of Services.
     2. Fees. The Provider shall provide the Services during the term of this Agreement at no charge to the Company.
     3. Transition; System Migration. The Company shall use its commercially reasonable efforts to end its use of the Services as soon as reasonably possible, but in no event shall be obligated to discontinue its use of the Services prior to the end of the term of this Agreement. The Provider shall provide (at the Company’s expense) such support as may be reasonably requested by the Company to assist the Company in obtaining replacement services and exiting from the Provider’s systems on or before the termination of this Agreement.
     4. Term. The term of this Agreement will commence on the Closing Date and will end 60 days after the Closing Date; provided that no such termination shall relieve any party of its obligations accruing prior to, or in connection with, such termination.
     5. Survival. Sections 6 and 7 shall survive the termination of this Agreement.
     6. Limitation on Liability; Disclaimer of Warranties; Force Majeure.
     (a) IN NO EVENT SHALL THE PROVIDER BE LIABLE TO THE COMPANY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS AND FAILURE TO REALIZE EXPECTED SAVINGS ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.
     (b) Disclaimer of Warranties. EXCEPT AS SPECIFIED IN THIS AGREEMENT, NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARE MADE OR CREATED AMONG THE PARTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     (c) The Provider shall defend, indemnify, pay, reimburse and hold harmless the Company and its affiliates and their respective members, officers, directors and representatives from and against any injury, loss, claim, liability or damage resulting or arising from any acts of gross negligence, recklessness, willful misconduct, willful breach of contract or willful violation of law committed by Provider in its performance of the Services under this Agreement (including any such acts committed by any Third Party Subprovider). No claim may be asserted against the Provider or any Third Party Subprovider unless the injury, loss or damage giving rise to the claim occurs or is sustained prior to the termination or expiration of this Agreement.
     (d) No party will be liable to the other party for any breach hereunder, including for failure to deliver or delays in delivery of the Services occasioned by causes beyond the control of such non-performing party (or, in the case of Provider, any Third Party Subprovider), including but not limited to unavailability of materials, strikes, labor slowdowns and stoppages, labor shortages, lockouts, fires, floods, earthquakes, storms, droughts, adverse weather, riots, thefts, accidents, embargoes, war (whether or not declared) or other outbreak of hostilities, civil strife, acts of governments, acts of God, governmental acts or regulations, orders or injunctions, or other reasons, whether similar or dissimilar to the foregoing (each a “Force Majeure Event”). In the event of a Force Majeure Event, the time for such party’s performance shall be reasonably extended.
     7. Miscellaneous.
     (a) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.
     (b) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, by facsimile transmission (subject to written confirmation of receipt) or sent by guaranteed overnight courier service to the addresses set forth below (or such other address as may be specified by such addressee in writing to the other party):
if to the Company, to
P1 Sub, LLC
104 Cambridge Plaza Drive
Winston-Salem, NC 27104
Fax: (336) 331-4247
Phone: (336) 331-4047
Attn: Mark Castaneda
with a copy (which shall not constitute notice) to:
K&L Gates LLP
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, NC 27619
Fax: (919) 516-2028
Phone: (919) 743-7328
Attn: D. Scott Coward

if to the Provider, to
Culligan International Company
9399 West Higgins Road
Suite 1100
Rosemont, IL 60018
Fax: (847) 430-2365
Phone: (847) 430-1365
Attn: Susan E. Bennett
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Fax: (212) 521-7611
Phone: (212) 909-6611
Attn: Andrew L. Sommer
     (c) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that the Company may assign any or all of its rights or interests, or delegate any or all of their obligations, in this Agreement (a) to any successor to the Company or any acquirer of a material portion of the business or assets of the Company, (b) to one or more of the Company’s Affiliates or (c) to any lender to the Company or its Affiliates as security for obligations to such lender; and, provided further, that no such assignment shall relieve the Company of any of its obligations under this Agreement.
     (d) Use and Resale. The Services shall be used only by the intended recipient solely in connection with the operation of the Company’s business and no recipient shall resell, license the use of or otherwise permit the use by others of any such Services except as permitted hereunder or in the ordinary course of business consistent with past practice.
     (e) Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
     (f) Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
     (g) Interpretation. In this Agreement, unless the context otherwise requires, words in the singular form shall include the plural form and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     (h) Counterparts; Facsimile Signatures. This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party. When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.
     (i) Entire Agreement. This Agreement together with any other documents delivered by the parties in connection herewith or therewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

P1 SUB, LLC
By:
Name:
Title:

CULLIGAN INTERNATIONAL COMPANY
By:
Name:
Title:

SCHEDULE A
Payroll Services
Employee Cell Phone Service
Information Technology Services, including
     • EDI (Billing System)
     • Concur (Expense Reporting)
     • Internet Access
     • VPN
     • RightFax
     • Microsoft Office
The Services shall be provided in materially the same scope and manner as provided by the Provider to the U.S. operations of the Business (as defined in the Purchase Agreement) prior to the Closing Date.